SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 22, 2002

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 236-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant’s Certifying Accountants.

                On May 22, 2002, Hudson United Bancorp, a New Jersey corporation (“HUB”), decided to no longer engage Arthur Andersen LLP (“Andersen”) as its independent accountants, and on May 29, 2002 appointed Ernst & Young LLP (“E&Y”) as its independent accountants for the year ending December 31, 2002. The decision to dismiss Andersen and to retain E&Y was approved by HUB’s Audit Committee of the Board of Directors.

           Andersen’s reports on HUB’s consolidated financial statements as of and for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the two fiscal years ended December 31, 2000 and 2001 and through May 22, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the disagreements in connection with their report on HUB’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 29, 2002 stating its agreement with such statements.

          During the years ended December 31, 2000 and 2001 and through May 29, 2002, HUB did not consult with E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HUB’s consolidated financial statements, or any other matter or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Exhibits.

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 29, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2002	HUDSON UNITED BANCORP By: WILLIAM A. HOULIHAN ———————————————————— Name: William A. Houlihan Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 29, 2002.